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                                                           EXHIBIT (a)(1)(iii)


                             PRICE ENTERPRISES, INC.

                          NOTICE OF GUARANTEED DELIVERY

                                 PURSUANT TO THE
                           OFFER TO PURCHASE FOR CASH
                        ANY AND ALL OUTSTANDING SHARES OF
                                ITS COMMON STOCK
                             AT A PURCHASE PRICE OF
                                 $7.00 PER SHARE

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates evidencing shares of Common Stock, $0.0001 par value (the "Enterprises Common Stock"), of Price Enterprises, Inc., a Maryland corporation (the "Company"), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or (iii) certificates evidencing tendered Enterprises Common Stock and all other required documents cannot be delivered to Mellon Investor Services LLC as depositary (the "Depositary") prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC

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
               BY HAND:                               BY MAIL:                         BY OVERNIGHT DELIVERY:

      Reorganization Department               Reorganization Department              Reorganization Department
             120 Broadway                           P.O. Box 3301                        85 Challenger Road
              13th Floor                     South Hackensack, NJ 07606                  Mail Drop - Reorg
          New York, NY 10271                                                         Ridgefield Park, NJ 07660

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                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (201) 296-4293

                      CONFIRM FACSIMILE BY TELEPHONE ONLY:
                                 (201) 296-4860


         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY A "MEDALLION SIGNATURE GUARANTOR" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

         The undersigned hereby tenders to Price Enterprises, Inc., a Maryland corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 10, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which together, as amended or supplemented from time to time, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of shares of Common Stock, $0.0001 par value, of the Company (the "Enterprises Common Stock") set forth below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

________________________________________________________________________________
Number of Shares of Enterprises Common Stock:   Name(s) of Record Holder(s):

_____________________________________________   ________________________________

                                                ________________________________
Share Certificate Nos. (if available):                 (Please Print)

_____________________________________________   Address(es): ___________________

/ / Check Box if Enterprises Common Stock       ________________________________
will be tendered by book-entry transfer.                                Zip Code

Account Number: _____________________________   Area Code and Tel. No.: ________

Dated: ______________________________________   Signature(s): __________________

                                                ________________________________
________________________________________________________________________________


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a firm which is a participant in the Securities Transfer Agents Medallion Program, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Depositary, at one of its addresses set forth above, either the certificates evidencing the Enterprises Common Stock tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Enterprises Common Stock into the Depositary's account at The Depository Trust Company, in each case together with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three business days after the date of execution hereof.

         All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                            Zip Code

Area Code and Telephone Number: ________________________________________________

Dated: __________________, 2001


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SHARE CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.


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